SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       September 18, 2002

HCA INC.

(Exact Name of Company as Specified in Its Charter)

DELAWARE	001-11239	75-2497104
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

ONE PARK PLAZA
NASHVILLE, TENNESSEE 37203

(Address and Zip Code of Principal Executive Offices)

(615) 344-9551

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.
ITEM 7(c). EXHIBITS.
SIGNATURE
Underwriting Agreement Standards Provisions
Underwriting Agreement (Terms)
6.30% Notes due 2012 / $400,000,000
6.30% Notes due 2012 / $100,000,000

ITEM 5. OTHER EVENTS.

     In connection with the issuance and sale, pursuant to the Securities Act of 1933, as amended, of an aggregate of $500,000,000 principal amount of the Registrant’s 6.30% Notes due 2012, the Registrant files herewith those Exhibits listed in Item 7(c) below.

ITEM 7(c). EXHIBITS.

     The following Exhibits are furnished in accordance with Item 601 of Regulation S-K:

Exhibit 1.1	Underwriting Agreement Standard Provisions (Debt Securities) dated September 18, 2002.

Exhibit 1.2	Underwriting Agreement (Terms) dated September 18, 2002, by and among the Registrant and the several Underwriters named therein.

Exhibit 4.1	6.30% Note due 2012 in the principal amount of $400,000,000.

Exhibit 4.2	6.30% Note due 2012 in the principal amount of $100,000,000.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.

/s/ John M. Franck II John M. Franck II Vice President and Corporate Secretary

September 25, 2002